Pledge Agreement
In consideration of the loan made by Oppenheimer & Co. Inc., (“Oppenheimer” or “Pledgee”) to Charles G. Youakim (Pledgor”) in the sum of Twenty Million Dollars ($20,000,000) and in consideration of the Pledgee and carrying for the Pledgor one or more accounts, it is agreed as follows:
1.An Oppenheimer Client Agreement between the Pledgor and the Pledgee dated January 21st 2026 and executed by the Pledgor is hereby incorporated by reference as a part of this Pledge Agreement (the “Pledge” or “Agreement”), except that in the event of conflict of express terms of this Agreement, this Agreement shall prevail over any contrary terms in the Client Agreement.
2.The Pledgor agrees to pledge the securities hereinafter mentioned to the Pledgee as security for the repayment of the aforementioned loan.
3.The Pledgor [herewith delivers] [has already delivered] to the Pledgee 1,540,000 shares of stock of Sezzle Inc. (the “Issuer”) duly endorsed or with [an] executed stock power(s) attached (the “Securities”). In the event the Securities are currently in the name of the Pledgor the Pledgor does hereby appoint the Pledgee as his true and lawful attorney for him and in his name, place and stead to cause the Securities to be transferred on the books of the said Issuer to the name of the Pledgee.
4.The Pledgor acknowledges and understands that the minimum margin maintenance imposed by the Pledgee in accordance with the applicable rules of the new York Stock Exchange (“NYSE”) for the Securities pledged pursuant to Paragraph 2 is forty percent (40%) and that the Pledgee may impose higher margin maintenance requirements as the result of the Pledgee’s internal policy or the rules of the NYSE on concentrated positions or for other reasons.
5.The Pledgor represents that he obtained the Securities pledged herein on 1/4/2016 and 5/24/2021 by an initial private investment in the company and Series A investment.
6.The Pledgor represents that he fully paid for the Securities pledged herein on 1/4/2016 and 5/24/2021.
7.The Pledgor represents that the combined holdings of he, his spouse, or any relatives of either of them living in the Pledgor’s household or any trust, estate, corporation or any other organization in which he or any of the persons referred to above own ten percent (10%) or more, or as to which he or any such person services as a trustee, executor, member of the board of directors or in any similar capacity, totals 14,696,536 shares of the Issuer. In the even the Pledgor is not depositing the total amount of shares as set forth above with the Pledgee, Pledgor hereby represents the said shares are located at:
Computershare, Goldman Sachs, Stifel

8.The Pledgor further represents that he will not pledge or otherwise encumber any shares of the Issuer which are not deposited with the Pledgee without express prior written consent of the Pledgee during the term of this Pledge.
9.The Pledgor represents that he has sold 6,985 shares of the Issuer during the preceding three (3) months and that the best of his knowledge, the persons referred to in Paragraph 7 above or anyone deemed to be acting in concert with him has not sold shares of the Issuer in the past three (3) months.
10.The Pledgor represents that neither he nor any of the persons referred to in Paragraphs 7 and 9 above will sell, transfer, or otherwise dispose of any shares of the Issuer without giving prior written notice to the Pledgee and that [he/she] and/or such persons will give immediate written notice to the Pledgee in the event that any additional shares of the Issuer are acquired during the term of the Pledge.
11.The Pledgor warrants that he is familiar with Rules 144 and 145 of the Securities and Exchange Commission, promulgated under the Securities Act of 1933 as amended. Pledgor also acknowledges that he has a duty to keep himself informed of the contents of Rule 144 and, if applicable, Rule 145, and will consult with his attorneys, if necessary.
12.The Pledgor represents and warrants to the Pledgee that he has read and understands Sections 9, 10, 11 & 12 of the Client Agreement addressing Margin for the margin service and has read the disclosures relating thereto, which disclosures also apply to this account.
13.The Pledgor represents that the information furnished above is correct and understands that the Pledgee is relying upon it in making the aforementioned loan. The Pledgor further represents that [he/she] will immediately notify the Pledgee in writing of any changes in any of the information provided herein. In addition, the Pledgor represents that he will sign an updated Pledge Agreement at the rest of the Pledgee, even though the information provided herein has not changed, in order to satisfy any routine request, of any entity regulating the Pledgee, that such updated Pledge Agreement be so executed.
14.Pledgor hereby agrees to indemnify and hold harmless Pledgee, its affiliates, agents, officers and employees, form and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without litigation, any and all court costs and reasonable attorneys fees, in any way related to or arising out of or in connection with this Agreement.
15.This Agreement shall be binding upon and inure to the benefit of the successors and assigns of all of the respective parties thereto and shall be construed in accordance with the laws of the State of New York without regard to its conflict of law principles, and the rights and remedies of the parties shall be determined in accordance with such laws.
16.By signing below, the Pledgor acknowledges that he has read, understands and intends to be bound by the terms and conditions of this Pledge Agreement as currently in effect and as amended from time to time. This Pledge Agreement is governed by a Pre-dispute Arbitration Clause, which is found in Sections 33 & 34 on Page 5 of the Client Agreement. Pledgor acknowledges receipt of a copy of this Agreement. Pledgor also acknowledges receipt of the Pre-dispute Arbitration Clause.

IN WITNESS WHEREOF, Pledgor and Pledgee have caused this Agreement to be executed as of the day written below.

_____________________________
Signature of Pledgor
Charles G. Youakim
Printed Name of Pledgor
G242050545 & G242051196
Account Number of Pledgor
Date

ACCKNOWLEDGED AND ACCEPTED:
OPPENHEIMER & CO. INC.
By: _______________________________
Name: ____________________________
Title: _____________________________
Date: _____________________________

January 21, 2026

Oppenheimer & Co. Inc.
85 Broad St.
New York, NY 10014

Gentlemen:
I, Charles Youakim, am the CEO of Sezzle Inc. I own 14,696,536 shares of Sezzle (SEZL) of which 10,863,600 shares are held at Oppenheimer & Co. Inc.
The remaining shares are held as follows: 1,508,454 in a trust account at Goldman Sachs. 1,172,124 in trust accounts at Computershare. 947,300 in an LLC at Computershare. 205,058 are held in my personal name at Stifel. None of these shares are margined and I Understand that I cannot margin shares outside of Oppenheimer & Co. Inc.
Sincerely,

Charles G. Youakim
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